Exhibit 99.4

                          CONSENT PURSUANT TO RULE 438

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references to me as a person about to become a director of Waverider Communications (Canada), Inc. appearing in the Registration Statement on Form F-4, as amended from time to time, for Waverider Communications (Canada), Inc.

                                               /s/ Cameron A. Mingay
                                               --------------------------------
                                                    Cameron A. Mingay

August 19, 2004